Exhibit 21

                                           SUBSIDIARIES OF THE REGISTRANT

List  of  subsidiary  corporations,  each  of  which  is  wholly  owned  by  the
Registrant:

                     NAME                                STATE OF INCORPORATION

               Midview Drug, Inc.                                 New York
              *Embee Drug, Inc.                                   New York
              *Riverview Pharmacy, Inc.                           New York
               Citiview Drug, Inc.                                New York
              *Westview Drug Corp., Inc.                          New York
              *Eastview 87th Street, Inc.                         New York
              *Brittany Chemists, Inc.                            New York
              *Villageview Pharmacy, Inc.                         New York
               Towerview, Inc.                                    New York
               Accuhealth Home Care, Inc.                         Delaware
               ProHealthCare Infusion Services, Inc.              New Jersey

*Inactive